Exhibit 15.1

September 26, 2006

Mr. Shafagat F. Takhautdinov
General Director
Tatneft Joint Stock Company
75 Lenin Str.
Almetyevsk 423400
Republic of Tatarstan, Russia

Re:	Revised Evaluation of Reserves For Tatneft JSC Reserves and Future Net Revenues Forecast As of January 1, 2006 Constant Price Case

Dear Mr. Takhautdinov:

At your request, we revised our estimate of the net oil and gas reserves and future net revenues as of January 1, 2006, for the oil fields owned by Tatneft JSC (Tatneft). In our report of June 27, 2006, we employed a conversion factor of 7.230 barrels of oil per tonne to compute a net oil price, and we used a license expiration date for the Romashkinskoye oil field of July 2013 to compute net reserves for the time period until the license term date. At your instructions, we changed the conversion factor to 7.123 barrels of oil per tonne and the license expiration date to July 2038. The revised oil price and license expiration dates are shown on Attachments 1 and 2. All other data and information employed in our June 27, 2006, report remained the same. The revised aggregate results of our evaluations for Tatneft are as follows:

	Net Reserves		Future Net Revenues
Reserve Category	Crude and Condensate, MMBbls.	Gas, Bcf	Undiscounted, MM$	Discounted at 10% Per Year, MM$
Proved Developed Producing	3,598.1	885.1	38,993.3	15,018.0
Proved Developed Nonproducing	2,010.8	494.7	19,776.4	3,253.4
Proved Undeveloped	263.3	64.8	2,203.1	469.9
Additional Capital and Property Taxes	0.0	0.0	−3,817.8	−1,632.9
Total Proved	5,872.2	1,444.6	57,155.1	17,108.4
Probable	2,226.7	547.8	39,562.5	4,929.6
Possible	395.1	97.2	2,405.7	337.5

For the Time Period Until the License Term Date

	Net Reserves		Future Net Revenues
Reserve Category	Crude and Condensate, MMBbls.	Gas, Bcf	Undiscounted, MM$	Discounted at 10% Per Year, MM$
Proved Developed Producing	2,381.8	585.9	27,798.8	13,092.1
Proved Developed Nonproducing	716.4	176.2	8,526.5	2,202.0
Proved Undeveloped	68.5	16.9	588.7	279.5
Additional Capital and Property Taxes	0.0	0.0	−1,108.5	−805.1
Total Proved	3,166.7	779.0	35,805.5	14,768.4

For the Time Period After the License Term Date

	Net Reserves		Future Net Revenues
Reserve Category	Crude and Condensate, MMBbls.	Gas, Bcf	Undiscounted, MM$	Discounted at 10% Per Year, MM$
Proved Developed Producing	1,216.3	299.2	11,194.5	1,925.9
Proved Developed Nonproducing	1,294.4	318.5	11,249.9	1,051.4
Proved Undeveloped	194.8	47.9	1,614.4	190.4
Additional Capital and Property Taxes	0.0	0.0	−2,709.3	−827.8
Total Proved	2,705.5	665.6	21,349.5	2,339.9

The above results are subject to the assumptions, definitions, and explanations contained in our June 27, 2006, report, entitled ‘‘Evaluation of Reserves for Tatneft JSC, Reserves and Future Net Revenues Forecast, As of January 1, 2006, Constant Price Case.’’ The effective date for extending the Romashkinskoye license expiration date to July 2038 is July 21, 2006. Therefore, the extension of the license expiration date for the Romashkinskoye Field was not in effect on the evaluation date of January 1, 2006. Our revised estimates are intended to show the effect and results of the license extension on the reserves and future net revenues included in our January 1, 2006 report.

Included in this report are the exhibits of one-line summaries of all the evaluated fields and projections of future net revenues for each reserve category.

Please let us know if you have any questions regarding these revisions to our June 27, 2006, report.

Yours very truly,
MILLER AND LENTS, LTD.
By James C. Pearson Chairman

JCP/mk

TATNEFT JOINT STOCK COMPANY
OIL AND GAS PRICING
December 2005

A. Export Oil Price	$US/Tonne	RR/Tonne
Contract Price	358.54	10329.99
Less: Transportation	11.21	322.88
Export Tariffs	0.00
Other Expenses for Export	6.20	178.50
Customs Duties	179.54	5172.68
Excise Tax	0.00	0.00
Commissions	0.31	8.95
Total Deductions	197.25	5.683.01
Net Export Oil Price	161.29	4646.98
Percent Oil Exported (Yearly Average)	52.6%
B. Export Oil Price (CIS Countries)	$US/Tonne	RR/Tonne
Contract Price	333.80	9617.08
Less: Transportation	9.13	263.05
Customs Duties	180.03	5186.81
Commissions	0.03	0.99
VAT	0.00
Export Duty	0.00
Other Expenses for Export	2.38	68.55
Total Deductions	191.57	5519.40
Net Export Oil Price	142.22	4097.68
Percent Oil Exported (Yearly Average)	23.4%
C. Domestic Oil Price	$US/Tonne	RR/Tonne
Contract Price	204.97	5905.52
Less: VAT	31.27	900.84
Excise Tax	0.37	10.77
Total Deductions	31.64	911.61
Net Domestic Oil Price	173.33	4993.91
/Tonne	$159.714	/Tonne
AVERAGE NET OIL PRICE
/Bbl	$22.422	/Bbl
D. Export Gas Price	$US/1000m3	RR/1000m [3]
Contract Price	424.16	12220.69
Less: Transportation	49.02	1412.38
Other Expenses for Export	100.12	2884.66
Excise Tax	0.00	0.00
Total Deductions	149.14	4297.04
Net Export Gas Price	275.02	7923.65
Percent Gas Exported (Yearly Average)	16.8%
E. Domestic Gas Price	$US/1000m3	RR/1000m [3]
Contract Price	181.33	5224.39
Less: VAT	27.66	796.94
Excise Tax	0.00	0.00
Transportation	5.14	148.00
Total Deductions	32.80	944.94
Net Domestic Gas Price	148.53	4279.45
/1000m3	$169.81	/1000m3
AVERAGE NET GAS PRICE
/MCF	$4.808	/MCF
2005 Gas Sales Volume	38,348,209	MCF
2005 Oil Sales Volume	155,853,512	Bbl
RATIO OF GAS SALES TO OIL SALES	0.246	MCF/Bbl

Conversion Factors:
Bbl per Tonne	7.123
RR per U.S. $	28.81

List of Licenses for the Right to Use the Subsurface
OAO ‘‘Tatneft’’
as of 01/01/06

Field name	Date of issue	Term Date
Romashkinskoye	7/2006	7/2038
Novo-Yelkhovskoye	1/5/1998	8/2013
Bavlinskoye	1/6/1998	8/2013
Tat-Kandyzskoye	2/11/1998	8/2013
Tat-Kandyzskoye	7/30/1997	8/2013
Sabanchinskoye	1/6/1998	8/2013
Bondyuzhskoye	1/6/1998	8/2013
Pervomaiskoye	1/6/1998	8/2013
Yelabuzhskoye	1/6/1998	8/2013
Komarovskoye	1/13/1998	8/2013
Orlovskoye	1/13/1998	8/2013
Novo-Suksinskoye	1/13/1998	8/2013
Azevo-Salaushskoye	1/13/1998	8/2013
Kontuzlinskoye	1/13/1998	8/2013
Iv-M-Sulchinskoye	1/13/1998	8/2013
Nurlatskoye	1/13/1998	8/2013
Bureikinskoye	4/23/1998	8/2013
Kurmanayevskoye	4/23/1998	8/2013
Kamyshlinskoye	4/23/1998	8/2013
Yuzhno-Nurlatskoye	4/23/1998	8/2013
Shegurchinskoye	1/13/1998	8/2013
Sirenevskoye	1/12/0998	8/2013
Yamashinskoye	1/12/1998	8/2013
Arkhangelskoye	1/12/1998	8/2013
Berezovskoye	1/12/1998	8/2013
Yersubaikinskoye	1/12/1998	8/2013
Sokolinskoye	9/22/1998	8/2013
Bastrykskoye	1/12/1998	8/2013
Vishnevo-Polyanskoye	1/9/1998	8/2013
Pionerskoye	1/9/1998	8/2013
Biklyanskoye	9/22/1998	8/2013
Yekaterinovskoye	1/26/1995	1/2019
Sotnikovskoye	9/22/1998	10/2013
Languyevskoye	1/9/1998	10/2013
Bukharskoye	1/26/1995	9/2019
Melninskoye	7/15/1996	1/2021
Granichnoye	9/22/1998	1/2021
Studenoye	9/22/1998	1/2021
Shcherbenskoye	May-98	10/2013
Yuzhno-Suncheleyevskoye	2/13/1998	1/2013
Cheremshano-Bastrykskaya exploration zone	9/29/1995	1/2019
Cheremshanskoye
Yusupovskoye
Yuzhno-Mukhinskoye
Vostochno-Lebedkinskoye
Navesnoye
Tlyatchi-Tamakskaya exploration zone	9/29/1995	1/2019

List of Licenses for the Right to Use the Subsurface
OAO ‘‘Tatneft’’
as of 01/01/06

Field name	Date of issue	Term Date
Bugulminsko-Tumutukskaya exploration zone	9/29/1995	1/2019
Bukharayevskoye
Lunnoye
Kzyl-Yarskoye
Zapadno-Galitskoye
Konogorovskoye
Kupavnoye
Lazurnoye
Zapadno-Urustamakskoye
Mamadyshskaya exploration zone	9/29/1995	1/2019
Stepnoozerskaya exploration zone	9/29/1995	1/2019
Nizhne-Nurlatskoye
Maksat
Bardinskoye
Zavetnoye
Shipovskoye
Saidashevskoye
Mukharyamovskoye
Ilmovskoye with Kazansky lease	1/13/1998	1/2018
Berket-Klyuchevskoye	2/13/1998	1/2018
Tyugeyevskoye	1/27/1998	8/2018
Krasnogorskoye	2/11/1998	1/2018
Kadyrovskoye	1/12/1998	8/2018
Tumutukskoye	1/13/1998	1/2018
Zychebashskoye with Burdinsky lease	1/12/1998	1/2018
Aksarinskoye	1/09/1998	1/2018
Sarailinskoye	1/12/1998	1/2018
Ashalchinskoye	1/12/1998	1/2018
Aksybinsko-Mokshinskoye	1/12/1998	10/2018
Kutushskoye	1/09/1998	10/2018
Bakhchisaraiskoye	1/09/1998	1/2018
Chegodaiskoye	1/09/1998	1/2018
Matrosovskoye	1/12/1998	1/2018
Medovoye	1/12/1998	1/2018
Aktanyshskoe	1/12/1998	10/2013
Vostochno-Makarovskoye	1/5/1998	1/2018
Shadkinsky mineral lease #1	11/27/2003	8/25/2008
Shadkinsky mineral lease #2	11/27/2003	8/25/2008
Bersutsky mineral lease #1	11/27/2003	8/25/2008
Bersutsky mineral lease #2	11/27/2003	8/25/2008
Kukmorsky mineral lease #1	11/27/2003	8/25/2008
Kukmorsky mineral lease #2	11/27/2003	8/25/2008
Kukmorsky mineral lease #3	11/27/2003	8/25/2008
Ulyanovsk oblast	10/16/2000	10/16/2005
Republic of Chuvashia	5/15/2001	4/15/2006

List of Licenses for the Right to Use the Subsurface
OAO ‘‘Tatneft’’
as of 01/01/06

Field name	Date of issue	Term Date
1. ZAO ‘‘Tatoilgas’’
Urmyshlinskoye	3/23/2000	8/2018
Kuzaikinskoye	3/23/2000	12/2020
Urustamakskoye	4/17/1998	1/2022
2. ZAO ‘‘Tatex’’
Onbiiskoye	1998	1/2018
Demkinskoe	9/14/1998	10/2013
3. ZAO ‘‘KalmTatneft’’
Manych	10/23/2000	12/2016
Tasha	10/23/2000	12/2016
4. ZAO ‘‘Tatneft-Samara’’
Aleksandrovskoye	2/22/2005	3/2030
Alimovskoye	2/22/2005	3/2030
Vishnevoye	2/22/2005	3/2030
5. OAO ‘‘Ilekneft’’
Dimitrovskoye	7/27/1998	6/2018
Severo-Yeltyshevskoye	3/10/1998	1/2023
6. OOO ‘‘Tatneft-Severny’’
Vostochno-Dolinnoye	5/26/2005	6/2030
7. ZAO ‘‘Abdullinskneftegas’’
Abdullinskoye	12/29/2004	1/2006
Arkayevskoye	12/29/2004	1/2006
Isaikinskoye	12/29/2004	1/2006